SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Questcor Pharmaceuticals, Inc.

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April 21, 2008

To Our Shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Questcor Pharmaceuticals, Inc. to be held on May 29, 2008 at 8:30 a.m. Pacific Time at the corporate offices of Questcor Pharmaceuticals, Inc., 3260 Whipple Road, Union City, California 94587.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2008 Annual Meeting of Shareholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Don M. Bailey
President and Chief Executive Officer

NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
AUDIT COMMITTEE REPORT
Compensation of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CODE OF BUSINESS CONDUCT AND ETHICS
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2
AMENDMENT TO 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
ANNUAL REPORT

3260 Whipple Road
Union City, California 94587

NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Questcor Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 annual meeting of shareholders of Questcor Pharmaceuticals, Inc., a California corporation, will be held on May 29, 2008 at 8:30 a.m. Pacific Time at the Company’s corporate offices at 3260 Whipple Road, Union City, California 94587, to consider and vote upon the following proposals:

1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2. To ratify an amendment of our Employee Stock Purchase Plan, which will increase the number of shares available for issuance thereunder by 500,000 shares, reduce the maximum time for an offering period from 27 months to 6 months and eliminate the ability of employees to increase their payroll contributions during an offering period.

3. To ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

Shareholders of record at the close of business on April 4, 2008, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. As of that date, 69,403,636 shares of our Common Stock were outstanding and entitled to vote. All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors,

Michael H. Mulroy
Secretary

Union City, California
April 21, 2008

Any shareholder present at the annual meeting may withdraw his or her proxy and vote in person on each matter brought before the annual meeting. However, shareholders whose shares are held in the name of a broker or other nominee and who desire to vote their shares at the annual meeting should bring with them a proxy or letter from that firm confirming the ownership of those shares.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

3260 Whipple Road
Union City, California 94587

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers about the Annual Meeting and Voting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Questcor Pharmaceuticals, Inc. (“Questcor,” the “Company,” “we,” “us” or “our”), a California corporation, of proxies to be voted at our 2008 Annual Meeting of Shareholders (“Annual Meeting”) and at any adjournment or postponement.

You are invited to attend our Annual Meeting on May 29, 2008, beginning at 8:30 a.m., Pacific Time. The Meeting will be held at the corporate headquarters of Questcor, at 3260 Whipple Road, Union City, California, 94587.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Pacific Time.

The Notice of Annual Meeting, Proxy Statement, form of proxy and voting instructions are being mailed on or about April 25, 2008.

What am I being asked to vote upon?

At the Annual Meeting, the shareholders of Questcor will be asked to (1) vote upon the election of directors to serve for the ensuing year and until their successors are duly elected and qualified, (2) ratify the proposed amendment of the Employee Stock Purchase Plan to increase the number of shares of our Common Stock available for issuance under the plan by 500,000, to reduce the maximum authorized amount of time for an offering period from 27 months to 6 months and to eliminate the ability of participants to increase their payroll contributions during an offering period, (3) ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, and (4) act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Questcor’s Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of Questcor Common Stock represented by any properly executed proxy that is not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below and FOR the proposed amendment to the Employee Stock Purchase Plan and FOR the ratification of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent accounting firm for the year ending December 31, 2008. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Annual Meeting. A shareholder giving a proxy may revoke its proxy in the manner described below.

How may I gain entry to the Annual Meeting?

Shareholders must present a form of personal photo identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of Common Stock at the close of business on April 4, 2008 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2008, the Company had outstanding 69,403,636 shares of Common Stock. Unless cumulative voting has been requested for the election of directors, each holder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. For the election of directors cumulative voting is permitted. Each holder of record of Common Stock on the record date may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the Annual Meeting, before the voting, that he or she intends to cumulate votes. If cumulative voting applies to the election of directors at the Annual Meeting, each holder of record of Common Stock on the record date will have votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. Each holder of record of Common Stock on the record date may cast all of their votes for one candidate or may distribute their votes among different candidates. If not instructed on how to divide votes in the event of cumulative voting, the proxy holders will cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company’s nominees as possible.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Questcor’s transfer agent, Computershare Trust Company, N.A., you are considered, for those shares, to be the “shareholder of record.” The Notice of Annual Meeting, Proxy Statement, our Form 10-K for the year ended December 31, 2007 and proxy card documents have been sent directly to you by Questcor.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement, our Form 10-K for the year ended December 31, 2007, and proxy card documents have been forwarded to you by your broker, bank or other holder of record who is considered, for those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a shareholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Questcor Pharmaceuticals, Inc., c/o Proxy Services, Computershare Trust Company, N.A., P.O. Box 43101, Providence, Rhode Island 02940-5067.

•	In person at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 3260 Whipple Road, Union City, California 94587, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a shareholder of record you will receive only one proxy card for all the shares you hold:

•	in certificate form

•	in book-entry form

and if you are a Questcor employee:

•	in the Questcor Employee Stock Purchase Plan

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 3260 Whipple Road, Union City, California, 94587, by contacting Janet Stephens, Executive Assistant, of the Company.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

•	Quorum.

The presence of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

•	Election of Directors.

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “against” affect the outcome. Abstentions are not counted for purposes of the election of directors. If cumulative voting is requested by a shareholder for the election of directors, shareholders will be entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

•	Broker Authority to Vote.

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. The NYSE rules permit member brokers who do not receive instructions to vote on the election of directors.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the designated proxies appointed by the Board of Directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock, beneficially owned by others to forward to such beneficial owners.

The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, email or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

When is the deadline for shareholder proposals to be included in the Company’s 2009 Annual Meeting?

Pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, proposals that shareholders wish to include in the Company’s proxy statement and form of proxy for the Company’s 2009 annual meeting of shareholders must be received by the Company at its principal executive office at 3260 Whipple Road, Union City, California 94587, no later than December 26, 2008 and must satisfy the conditions established by the SEC for such proposals. Pursuant to SEC Rule 14a-4, if the Company has not received notice by March 11, 2009 of any matter a shareholder intends to propose for a vote at the 2009 annual meeting of shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card. Additionally, proposals that shareholders wish to present at the Company’s 2009 annual meeting of shareholders (but not included in the Company’s related proxy statement and form of proxy) must be received by the Company at its principal executive office at 3260 Whipple Road, Union City, California 94587, not before January 25, 2009 and no later than February 24, 2009 and must satisfy the conditions for such proposals set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Shareholders are advised to review the Company’s Bylaws, which contain requirements with respect to advance notice of shareholder proposals and director nominations.

What is the process for shareholders to communicate with the Board of Directors?

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to Questcor Pharmaceuticals, Inc. at 3260 Whipple Road, Union City, California 94587. Correspondence directed to an individual director is referred, unopened, to that member. Correspondence not directed to a particular director is referred, unopened, to the Chairman of the Board, who then bears the responsibility of providing copies of the correspondence to all directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Questcor shareholders will be voting on the election of the five (5) nominees listed below. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five (5) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The nominees receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other effect upon the election of directors under California law. Under California law and our bylaws, if any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes for the election of directors. The proxy holders will cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company’s nominees as possible.

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation

Don M. Bailey	62	President and Chief Executive Officer of the Company; Director.
Neal C. Bradsher	42	President, Broadwood Capital, Inc.; Director
Stephen C. Farrell	43	Director
Virgil D. Thompson	68	Director
David Young	55	President of AGI Therapeutics, Inc; Director

Don M. Bailey joined the Company’s Board of Directors in May 2006. Mr. Bailey was appointed our interim President in May 2007. Mr. Bailey was appointed our President and Chief Executive Officer in November 2007. Mr. Bailey is currently the non-executive Chairman of the Board of STAAR Surgical Company. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Mr. Bailey was the Chairman of the Board of Comarco, Inc. from 1998 until 2007 and was employed by Comarco, Inc., where he served as its Chief Executive Officer from 1991 to 2000. Mr. Bailey has been Chairman of the Board of STAAR since April 2005. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University.

Neal C. Bradsher, CFA, joined the Company’s Board of Directors in March 2004. Mr. Bradsher served as Lead Director of the Company from May 2004 to October 2004. Since 2002, Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm. Previously, he was a Managing Director at Whitehall Asset Management, Inc. from 1999 to 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a chartered financial analyst.

Stephen C. Farrell joined the Company’s Board of Directors in November 2007. Mr. Farrell served as President of PolyMedica Corporation until PolyMedica was acquired by Medco Health Solutions. During his eight year tenure at PolyMedica, Mr. Farrell served in various positions, including President, Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, and Treasurer. Earlier in his career, Mr. Farrell served as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell holds an A.B. from Harvard University, and an M.B.A. from the University of Virginia. Mr. Farrell is also a certified public accountant.

Virgil D. Thompson joined the Company’s Board of Directors in January 1996. Mr. Thompson has served as the President, Chief Executive Officer and as a Director of Angstrom Pharmaceuticals, Inc. from November 2002 until July 2007, where he continues to serve as director. From September 2000 until August 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc. From May 1999 until September 2000, Mr. Thompson was President, Chief Operating Officer and a director of Bio-Technology General Corporation, a pharmaceutical company (now Savient Pharmaceuticals, Inc.). Mr. Thompson is also the Chairman of the Board of Directors of Aradigm Corporation and a director of Savient Pharmaceuticals, Inc. Mr. Thompson holds a B.S. degree in pharmacy from the Kansas University and a J.D. degree from The George Washington University Law School.

David Young, Ph.D., joined the Company’s Board of Directors in September 2006. Dr. Young is currently President of AGI Therapeutics, Inc. Previously, Dr. Young was the Executive Vice President of the Strategic Drug Development Division of ICON plc, an international CRO, and founder and CEO of GloboMax LLC, a contract drug development firm purchased by ICON plc in 2003. Prior to forming GloboMax, Dr. Young was an Associate Professor at the School of Pharmacy, University of Maryland where he held a number of roles including Director of the Pharmacokinetics and Biopharmaceutics Lab and Managing Director of the University of Maryland-VA Clinical Research Unit. Dr.. Young holds a B.S. degree in physiology from the University of California, Berkeley, an M.S. degree in physics from the University of Wisconsin-Madison, a Pharm.D. from the University of Southern California and a Ph.D. in pharmaceutical sciences from the University of Southern California.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance. We have adopted a Code of Business Conduct and Ethics and a Corporate Compliance Program for our directors, officers and employees. Our Articles of Incorporation, Bylaws and the Board of Directors committee charters provide additional framework for our corporate governance principles. Additionally, the Company is incorporated in the State of California, the corporation laws of which include several shareholder protection mechanisms, including cumulative voting and the ability of the holders of ten percent (10%) of the Company’s outstanding common stock to call special meetings.

Questcor’s business, property and affairs are managed under the direction of the Board of Directors. The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer, other senior officers and the Company’s counsel, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

The Board of Directors has determined that each of the directors, with the exception of Mr. Bailey, is independent (as defined in the AMEX listed company rules) for purposes of serving on the Board of Directors and each committee of which the respective directors are members. In addition to being independent, directors are expected to act in the best interests of all shareholders; develop and maintain a sound understanding of the Company’s business and the industry in which it operates; prepare for and attend Board and Board committee meetings; and provide active, objective and constructive participation at those meetings.

Board of Directors and Committee Meetings

The Board of Directors held 17 meetings during the year ended December 31, 2007. The Board of Directors has an Audit Committee, which held 7 meetings during the year ended December 31, 2007, a Nominating and Corporate Governance Committee, which held 6 meetings during the year ended December 31, 2007, and a

Compensation Committee, which held 10 meetings during the year ended December 31, 2007. Each of the directors attended at least 75% of the aggregate number of meetings of both the Board of Directors and the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Company has not adopted a formal policy on members of the Board of Directors attendance at its annual meeting of shareholders, although all members of the Board of Directors are invited to attend. All of the members of the then Board of Directors attended the Company’s 2007 annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee

The Company has a separately designated standing Audit Committee of the Board of Directors established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for overseeing the financial controls of the Company, including the selection of the Company’s independent registered public accounting firm, the scope of the audit procedures, the nature of the services to be performed by and the fees to be paid to the Company’s independent registered public accounting firm, and any changes to the accounting standards of the Company. The Audit Committee is currently composed of three non-employee directors: Mr. Farrell, who serves as Chairman, Mr. Thompson and Dr. Young. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the Audit Committee be composed of Mr. Farrell (as Chairman), Mr. Thompson and Dr. Young following the Annual Meeting should each be elected to the Board of Directors by the Company’s shareholders.

After reviewing the qualifications of all current Audit Committee members and any relationship they may have that might affect their independence from the Company, the Board has determined that (i) all current Committee members are “independent” as that concept is defined under Section 10A of the Exchange Act, (ii) all current Committee members are “independent” as that concept is defined under American Stock Exchange (“AMEX”) listing standards, (iii) all current Committee members have the ability to read and understand financial statements and (iv) Mr. Farrell qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of Mr. Farrell’s level of knowledge and experience based on a number of factors, including his formal education and experience.

The Board of Directors will continue to assess the qualifications of the members of its Audit Committee in light of the Company’s financial complexity, position and requirements in order to serve the best interests of the Company and its shareholders.

The Audit Committee’s charter was attached as Exhibit A to the Company’s Proxy Statement filed with the SEC on April 3, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2007 with management and Questcor’s independent registered public accounting firm, Odenberg, Ullakko, Muranishi & Co. LLP. The Audit Committee has discussed with OUM the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as currently in effect (which statement on Auditing Standards superseded Statement on Auditing Standards No. 61, Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from OUM required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with representatives of OUM that firm’s independence from the Company. The Audit Committee has also considered whether OUM’s provision of non-audit services to the Company is compatible with maintaining the public accounting firm’s independence.

Management is responsible for Questcor’s internal controls and the financial reporting process. OUM is responsible for performing an independent audit of Questcor’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. As provided in its Charter, the Audit Committee’s responsibilities include oversight of these processes.

Based on the Audit Committee’s review and the reports and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Submitted on March 13, 2008, by the members of the Audit Committee of the Board of Directors.

Stephen C. Farrell, Chairman
Virgil D. Thompson
David Young, Ph.D.

Nominating and Corporate Governance Committee

The Company has a separately designated standing Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee is responsible for (i) the identification of qualified candidates to become members of the Board of Directors, (ii) the selection of candidates for recommendation to the Board of Directors as nominees for election as directors at the next annual meeting of shareholders, (iii) the selection of candidates for recommendation to the Board of Directors to fill any vacancies on the Board of Directors, (iv) the selection of a candidate for recommendation to the Board of Directors as the chairperson of the Board, (v) making recommendations to the Board of Directors regarding the staffing of Board committees and the chairpersons of such committees; and (vi) analyzing and making recommendations to the Board of Directors regarding corporate governance matters applicable to the Company. The Nominating and Corporate Governance Committee is composed of three non-employee directors: Mr. Bradsher, who serves as Chairman, Mr. Thompson and Dr. Young. The Nominating and Corporate Governance Committee has recommended that it be composed of Mr. Bradsher (as Chairman), Mr. Thompson and Dr. Young following the Annual Meeting should each be elected to the Board of Directors by the Company’s shareholders. Each member of the Nominating and Corporate Governance Committee is “independent” as that concept is defined under AMEX listing standards.

The Nominating and Corporate Governance Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the Board. The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by shareholders, existing members of the Board of Directors and management, and direct solicitations, where warranted. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. The Nominating and Corporate Governance Committee usually believes it to be appropriate for committee members to interview the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the Board.

The Nominating and Corporate Governance Committee will consider candidates for directors proposed by shareholders. Procedures relating to the submission of candidates are set forth in the Company’s Bylaws, which provide that nominations must be received not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of shareholders, subject to limited exceptions. The notice of the nomination must set forth (i) the shareholder’s intent to nominate one or more persons for election as a director of the Company, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such nomination and by the beneficial owner, if any on whose behalf the nomination is proposed, and (iv) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (vi) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (vii) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the corporation if so elected.

Among the factors that the committee considers when evaluating proposed nominees are their understanding of, and commitment to, the interests of shareholders; their independence; their experience and involvement in the successful creation of shareholder value; their experience in the biopharmaceutical industry; and their knowledge of and experience in business matters, accounting, finance, capital markets and mergers and acquisitions. There are no stated minimum criteria for director nominees, and the Nominating and Corporate Governance Committee may consider other factors including the appropriate size of the Board and the overall mix of professional experience of the members of the Board. The Nominating and Corporate Governance Committee may request references and additional information from the candidate prior to reaching a conclusion. The Nominating and Corporate Governance Committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The Nominating and Corporate Governance Committee’s charter was attached as Exhibit B to the Company’s Proxy Statement filed with the SEC on April 3, 2007.

Compensation Committee

The Company has a separately designated standing Compensation Committee of the Board of Directors. The Compensation Committee is responsible for (i) recommending the type and level of compensation for officers of the Company, (ii) managing the Company’s equity incentive plans, and (iii) reviewing the Compensation Discussion & Analysis required by the Securities and Exchange Commission rules and regulations, and recommending to the Board whether the Compensation Discussion & Analysis should be included in the Company’s annual proxy statement or other applicable filings. The Compensation Committee is currently composed of three non-employee directors: Dr. Young, who serves as Chairman, Dr. Rubin and Mr. Thompson. The Nominating and Corporate Governance Committee has recommended that the Compensation Committee be composed of Dr. Young (as Chairman), Mr. Farrell and Mr. Thompson following the Annual Meeting should each be elected to the Board of Directors by the Company’s shareholders. Each member of the Compensation Committee is “independent” as that concept is defined under AMEX listing standards.

The Compensation Committee’s charter was attached as Exhibit C to the Company’s Proxy Statement filed with the SEC on April 3, 2007.

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2007.

					Change
					in Pension
					Value and
	Fees			Non-Equity	Non-Qualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)	($)	($)	($)	($)

Don M. Bailey(2)	16,894		32,280				49,174
Neal C. Bradsher	63,093		30,678				93,771
Stephen C. Farrell(3)	5,495		30,116				35,611
Albert Hansen(4)	30,665		19,484				50,149
Gregg Lapointe(5)	24,040		17,442				41,482
Robert J. Rubin, M.D.(6)	9,321		4,449				13,770
Virgil D. Thompson	78,526		28,742				107,268
David Young	60,123		19,805				79,928

(1)	Amounts represent the fair value of stock options expensed in 2007 under SFAS 123(R) as discussed in Note 11, “Preferred Stock and Shareholders’ Equity” to our financial statements included in the Company’s Form 10-K for the year ended December 31, 2007 under “Equity Incentive Plans and Share-based Compensation Expense.” The full grant date fair value of the awards granted in 2007 to each director, computed in accordance with SFAS 123(R), is $267,772. At fiscal year end the aggregate number of option awards outstanding for each director was as follows: Neal C. Bradsher 145,000; Stephen C. Farrell 33,750; Robert J. Rubin, M.D. 30,000; Virgil D. Thompson 257,500; David Young 53,750.

(2)	Don M. Bailey was appointed as our interim President in May 2007. Mr. Bailey was appointed our President and Chief Executive officer in November 2007. At that time, he was no longer compensated for his service on the Board of Directors. Only Mr. Bailey’s compensation for services rendered as a director of the Company is reflected in this table.

(3)	Stephen C. Farrell joined the Board of Directors on November 12, 2007.

(4)	Albert Hansen resigned from the Board of Directors on August 16, 2007.

(5)	Gregg Lapointe resigned from the Board of Directors on August 30, 2007.

(6)	Robert J. Rubin, M.D., joined the Board of Directors on September 24, 2007.

Narrative to Director Compensation Table

The Company compensates its non-employee directors for their service on the Board of Directors with an initial grant of an option to purchase 25,000 shares of Common Stock and annual grants thereafter for 15,000 shares per year. Such option grants have an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant and vest in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board of Directors during such time. The term of the options is ten years. For service on a committee of the Board of Directors in 2007, non-employee members of committees were granted an option to purchase 10,000 shares of Common Stock and chairmen of committees were granted an additional option to purchase 7,500 shares of Common Stock. Such option grants apply only to the first committee a non-employee director joins. These options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant and became fully vested at the date of the grant. All such stock option grants are automatically granted under the 2004 Non-Employee Directors’ Equity Incentive Plan, which was approved by the Company’s shareholders in 2004. The Chairman of the Board was also granted an option to purchase 7,500 shares, at an exercise price equal to 100% of the fair market value of the Common Stock. This option was viewed by the Board as similar to the option granted to chairmen of committees and, accordingly, was fully vested at the time of grant. This grant was made under the Company’s 2006 Equity Incentive Award Plan.

On February 9, 2007, the Company’s Board of Directors, based on recommendations made by the Compensation Committee, approved a change to its non-employee director cash compensation practices from a per meeting compensation structure to an annual retainer structure. At that meeting, the annual retainer for the Chairman of the Board was set at $45,000 and the annual retainer for each other non-employee Board member was set at $30,000. Also at that meeting, the Company’s Board approved additional compensation for committee chairmen and members. Specifically, the additional annual retainer for Chairman of the Audit Committee was set at $15,000 and the additional annual retainer for the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee was set at $7,500. Additionally, other members of the Audit Committee were provided an additional retainer of $10,000 and other members of the Compensation Committee and the Nominating and Corporate Governance Committee were provided an additional retainer of $5,000. The change was based in part on an assumption that the Company would hold a similar number of Board and committee meetings in the future as it had held historically. However, as a result of the change in strategy and other issues affecting the Company, the Board of Directors and each of its committees held approximately twice as many meetings as were expected. Accordingly, on November 12, 2007, based on the recommendation of the Compensation Committee, the Board of Directors approved incremental compensation of $20,000 for 2007 to be paid to the three independent directors who served the entire year: Neal Bradsher, Virgil Thompson and David Young. Additionally, based on a review of Questcor’s prior peer group of companies at the time, and based on the recommendation of the Compensation Committee, the Board of Directors approved an increase in the retainer levels for non-employee directors going forward. Effective November 12, 2007, the Company’s non-employee directors receive the following retainers: the Chairman of the Board receives $57,500 and the annual retainer for each other non-employee Board member is $40,000. The Chairman of the Audit Committee receives an additional $17,500 and the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional $12,500. Additionally, while other members of the Audit Committee continue to receive $10,000, other members of the Compensation Committee and the Nominating and Corporate Governance Committee now receive $7,500.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Company Management

Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer.

Stephen L. Cartt, 45, Executive Vice President, Corporate Development, joined the Company in March 2005. Mr. Cartt was a private consultant from August 2002 until March 2005. From March 2000 through August 2002, Mr. Cartt was the Senior Director of Strategic Marketing for Elan Pharmaceuticals. Mr. Cartt holds a B.S. degree from the University of California at Davis in biochemistry, and an M.B.A. from Santa Clara University.

Steven C. Halladay, Ph.D., 60, Senior Vice President, Clinical and Regulatory Affairs, joined the Company in October 2006. Prior to joining the Company, Dr. Halladay served as Vice President, Clinical and Regulatory Affairs of Durect Corporation from September 2002 to October 2006. Prior to joining Durect, Dr. Halladay served as Senior Executive Vice President of Clingenix, Inc. from 2000 to 2002 and as President and Chief Executive Officer of its wholly-owned subsidiary, Research Services, Inc. from 1995 to 2001. Dr. Halladay holds a B.S. from Southern Utah University in zoology, an M.S. from the University of Arizona in toxicology and a doctorate of Philosophy from the University of Arizona Medical Center in clinical pharmacology.

David J. Medeiros, 56, Senior Vice President, Pharmaceutical Operations, joined the Company in June 2003 as Vice President, Manufacturing. Prior to joining the Company, Mr. Medeiros served as Senior Director, Manufacturing at Titan Pharmaceuticals, Inc. from November 2000 to June 2003. Mr. Medeiros holds a B.S. degree in chemical engineering from San Jose State University, a Master’s degree in chemical engineering from University of California, Berkeley and an M.B.A. from the University of California at Berkeley.

George M. Stuart, 45, Senior Vice President, Finance and Chief Financial Officer, joined the Company in September 2005. Prior to joining Questcor, from April 2001 to June 2005, Mr. Stuart served as Vice President, Finance, Chief Financial Officer and Treasurer of Xcel Pharmaceuticals, Inc. Mr. Stuart was a co-founder of Xcel, a private start-up company. Prior to Xcel, from May 1999 to April 2001, Mr. Stuart was Director of Corporate Accounting for Ligand Pharmaceuticals, Inc. Mr. Stuart holds a B.S. degree from San Diego State University in accounting and is a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Company voting capital stock as of April 4, 2008 by: (i) each shareholder who is known by the Company to own beneficially more than 5% of the Company’s voting capital stock; (ii) each named executive officer of the Company; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percentage

Paolo Cavazza and his affiliates(2)	7,797,327	11.23%
via Pontina Km. 30,400, 00040 Pomezia (Rome) Italy
Claudio Cavazza and his affiliates(3)	6,458,226	9.31%
via Pontina Km. 30,400, 00040 Pomezia (Rome) Italy
Tang Capital Partners and its affiliates(4)	6,223,930	8.97%
4401 Eastgate Mall, San Diego, CA
Black Horse Capital and its affiliates(5)	4,551,436	6.56%
338 S. Sharon Amity Road, #202, Charlotte, NC
Visium Asset Management and its affiliates(6)	3,693,074	5.32%
950 Third Avenue, New York, NY
Broadwood Partners, L.P. and its affiliates(7)	3,578,660	5.16%
724 Fifth Avenue, 9(th) Floor, New York, NY
Neal C. Bradsher(8)	3,724,908	5.36%
Stephen C. Farrell(9)	30,937	*
Robert J. Rubin, M.D.(10)	20,728	*
Virgil D. Thompson(11)	272,813	*
David Young(12)	48,540	*
Don M. Bailey(13)	752,312	1.07%
Stephen L. Cartt(14)	613,679	*
Steven C. Halladay(15)	459,605	*
David J. Medeiros(16)	1,350,635	1.93%
George M. Stuart(17)	380,080	*
James L. Fares(18)	0	0%
All executive officers & directors as a group (10 persons)(19)	7,654,237	10.61%

*	Less than 1%.

(1)	Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act and based on an aggregate of 69,403,636 votes of the Company’s capital stock outstanding as of April 4, 2008, which consists of shares of Common Stock.

(2)	Beneficial ownership includes shares of Common Stock beneficially owned by Paolo Cavazza, Aptafin S.p.A., Chaumiere — Consultadoria & Servicos SDC Unipessoal L.D.A. and Inverlochy Consultadoria & Servicos L.D.A. (together “Paolo Cavazza”) as reported by Sigma-Tau on Amendments No. 11 and 13 to Schedule 13D filed on December 5, 2007.

(3)	Beneficial ownership includes shares of Common Stock beneficially owned by Claudio Cavazza, Aptafin S.p.A., Chaumiere — Consultadoria & Servicos SDC Unipessoal L.D.A. and Inverlochy Consultadoria & Servicos L.D.A. (together “Claudio Cavazza”) as reported by Sigma-Tau on Amendments No. 11 and 13 to Schedule 13D filed on December 5, 2007.

(4)	Beneficial ownership includes shares of Common Stock beneficially owned by Tang Capital Partners, L.P.; Tang Capital Management, LLC, the General Partner of Tang Capital Partners; and Kevin C. Tang, the manager of Tang Capital Management (together, “Tang Capital Partners”), as reported by Tang Capital Partners on Amendment No. 2 to Schedule 13G filed on February 14, 2008.

(5)	Beneficial ownership includes shares of Common Stock beneficially owned by Black Horse Capital, L.P.; Black Horse Capital (QP) L.P.; Black Horse Capital Offshore Ltd.; Black Horse Capital Management LLC; Black Horse Capital Advisors LLC; Dale Chappell; and Brian Sheehy (together, “Black Horse Capital”), as reported by Black Horse Capital on Amendment No. 1 to Schedule 13G filed on February 14, 2008.

(6)	Beneficial ownership includes shares of Common Stock beneficially owned by Visium Asset Management, L.P.; Visium Long Bias Fund, L.P.; Visium Balanced Fund, L.P.; Visium Balanced Offshore Fund, Ltd.; Visium Capital Management, LLC.; Visium Long Bias Offshore Fund, Ltd.; and Jacob Gottlieb (together, “Visium Asset Management”), as reported by Visium Asset Management on Schedule 13G filed on November 21, 2007.

(7)	Broadwood Capital, Inc., as the general partner of Broadwood Partners, L.P., may be deemed to have dispositive power over the shares owned by Broadwood Partners, L.P.

(8)	Includes 3,578,660 shares of Common Stock held by Broadwood Partners, L.P., and options to purchase 146,248 shares of Common Stock held by Mr. Bradsher, which are exercisable within 60 days of April 4, 2008. Broadwood Partners, L.P. is a private investment partnership managed by Broadwood Capital, Inc. As President of Broadwood Capital, Inc., Mr. Bradsher may be deemed to have dispositive power over the shares owned by Broadwood Partners, L.P.

(9)	Includes options to purchase 30,937 shares of Common Stock exercisable within 60 days of April 4, 2008.

(10)	Includes options to purchase 20,728 shares of Common Stock exercisable within 60 days of April 4, 2008.

(11)	Includes options to purchase 258,748 shares of Common Stock exercisable within 60 days of April 4, 2008.

(12)	Includes options to purchase 48,540 shares of Common Stock exercisable within 60 days of April 4, 2008.

(13)	Includes options to purchase 652,812 shares of Common Stock exercisable within 60 days of April 4, 2008.

(14)	Includes options to purchase 551,039 shares of Common Stock exercisable within 60 days of April 4, 2008.

(15)	Includes options to purchase 197,915 shares of Common Stock exercisable within 60 days of April 4, 2008.

(16)	Includes options to purchase 483,645 shares of Common Stock exercisable within 60 days of April 4, 2008.

(17)	Includes options to purchase 366,665 shares of Common Stock exercisable within 60 days of April 4, 2008.

(18)	On May 21, 2007, the Company announced the departure of Mr. Fares as an executive officer of the Company.

(19)	See footnotes (2) – (18). Does not include Mr. Fares as he is no longer an executive officer of the Company. Does not include Messrs. Hansen or Lapointe as they are no longer directors of the Company.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the

Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

CODE OF BUSINESS CONDUCT AND ETHICS

In 2003, the Company established a Code of Business Conduct and Ethics to help its officers, directors and employees comply with the law and maintain the highest standards of ethical conduct. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. All of the Company’s officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and Ethics and with applicable laws and regulations. A copy of the Code of Business Conduct and Ethics can be accessed on the internet via the Company’s website at www.questcor.com. The Company intends to post any amendments to, and waivers from, the Code of Business Conduct and Ethics to the Company’s website at www.questcor.com within five days following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

2007 was a year of significant change at Questcor, and many of the changes that took place impacted how the Company compensates its executive officers. In March 2007, based on the recommendation of its Compensation Committee, the Company’s Board of Directors approved bonus objectives for 2007 for its executive officers which the Board viewed as providing objective, measurable performance criteria. In May 2007, the Company announced the departure of its former Chief Executive Officer and its appointment of Don Bailey as the Company’s Interim President. In addition, the Company commenced a review of its sales-force driven business strategy. In light of the potential inapplicability at that time of its previously approved bonus objectives, the Company’s Board, based on the recommendation of its Compensation Committee, approved new bonus objectives for its executive officers that were heavily weighted towards the identification and implementation of a new strategy for the Company. Nonetheless, the Company continues to maintain a compensation philosophy which includes an intent to provide objective, measurable performance criteria on which to base annual compensation.

In August 2007, the Company adopted a new strategy and business model for its primary product, H.P. Acthar® Gel (repository corticotrophin injection). The implementation of this strategy required an extraordinary level of commitment by the Company’s employees, including its executive officers, as well as its Board of Directors. The success of this strategy has resulted in Questcor reversing a many year history of financial losses and cash consumption and, instead, generating positive cash flow and net income. This dramatic improvement in Questcor’s financial performance has improved its ability to maintain the long-term availability of Acthar and to fund important research and development projects.

In November 2007, the Company named Don Bailey, who was serving as Interim President, as its President and Chief Executive Officer. Prior to being named Interim President, Mr. Bailey had served as an independent member of the Company’s Board of Directors. In that capacity, Mr. Bailey was involved in the deliberative process surrounding the Company’s compensation philosophy. Following his appointment as President and Chief Executive Officer, the Company’s Compensation Committee and Mr. Bailey have collaborated on further developing and refining the Company’s compensation philosophy. As discussed below, the Company’s overall compensation philosophy continues to place significant emphasis on pay for performance and as a result may experience greater variability in compensation in future periods.

Philosophy and Overview of Compensation

The philosophy of our compensation programs is to enhance the Company’s performance and shareholder value by aligning the financial interests of our employees with those of our shareholders, while keeping overall compensation packages competitive. Individual compensation packages are designed to align compensation levels with the short-term and long-term performance of the Company. Specifically, the Company bases individual compensation packages on the following principles:

•	Pay for Performance. Pay for the achievement of business and strategic goals, as measured by our financial and operating performance, as well as individual strategic, management and development objectives.

•	Attraction and Retention. Set compensation at levels necessary to attract and retain key employees, based on compensation levels comparable to other firms in the biopharmaceutical industry.

•	Equity Compensation. Align the compensation of employees with the interests of the Company’s shareholders through equity compensation.

We also recognize that the competitive landscape within the biopharmaceutical industry, and the Company’s position within that landscape, is constantly evolving. As such, we continue to monitor our compensation philosophy and objectives with the goal of best positioning the Company to continue to achieve its main objective of increasing shareholder value in the future.

Process for Determining Executive Officer Compensation at Questcor

The Compensation Committee has the responsibility of making recommendations to the Board of Directors relating to compensation for the Company’s executive officers. In formulating its recommendations to the Board of Directors, the Compensation Committee reviews a variety of sources.

The Chief Executive Officer aids the Compensation Committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer participates in an annual performance review with the Chief Executive Officer to discuss his level of attainment of previously established objectives and otherwise provide input about his contributions to the Company’s success for the period being assessed. The Chief Executive Officer then provides his recommendations to the Compensation Committee which in turn makes recommendations regarding executive officer compensation to the Board of Directors. The performance of the Chief Executive Officer is reviewed annually by the Compensation Committee and the Board of Directors. In 2007, the Compensation Committee and the Board of Directors placed significant weight on each executive officer’s contributions to the Company’s implementation and execution of its new strategy and business model for Acthar.

As in prior years, each of the Compensation Committee and the Company’s management consulted independent compensation survey data to assist it in determining market pay practices for compensating executive officers. The survey data were reviewed to compare the Company’s compensation levels to market compensation levels, taking into consideration the other companies’ size and industry, and the individual executive officer’s level of responsibility. The Compensation Committee and the Board of Directors also reviewed the compensation practices of a peer group of 14 specialty pharmaceutical companies. In selecting the peer group, the Compensation Committee selected any profitable biopharmaceutical companies with market capitalizations between approximately $100 million and $1.0 billion. While the Compensation Committee believes it is beneficial to maintain a relatively consistent peer group, this year’s group is substantially different than the peer group from the previous year due to Questcor’s profitability and significant increase in market capitalization in 2007. The peer group companies examined for 2007 are set forth below:

• Alkermes	• Par Pharmaceutical
• Alpharma	• Pozen
• Bentley Pharmaceuticals	• Reliv International
• Bradley Pharmaceuticals	• Salix Pharmaceuticals
• DepoMed	• Sciele Pharma
• Enzon Pharmaceuticals	• Trimeris
• The Medicines Company	• Viropharma

The Compensation Committee reviews information from a variety of sources to determine the appropriate level and mix of incentive compensation. Historically, and in 2007, the Company granted a significant portion of total compensation to its executive officers in the form of non-cash incentive compensation.

Total Compensation

The compensation package offered to each executive officer is comprised of four elements:

•	Base salary;

•	Annual performance-based cash bonus awards;

•	Long-term stock-based incentive awards; and

•	Employee benefits and perquisites.

These four elements are described in more detail below.

Base Salary

Executive officer base salaries are initially set at the time of hire. With the exception of Mr. Medeiros, who joined Questcor in 2003, none of our executive officers were employed by the Company prior to 2005. Base salaries are adjusted annually in light of the individual executive officer’s responsibilities, level of performance and how the executive officer’s salary compares with the salaries of our other executive officers. We also review comparable company salary data and believe that the base salaries Questcor provides to our executive officers are around the median of base salaries offered by similarly situated companies, including its peer companies. Individual salaries may be higher or lower than the median where appropriate. Base salaries impact target bonus amounts which are based on a percentage of base salary.

Annual Performance-Based Cash Bonus Awards

It is the Compensation Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon his own level of performance and contribution towards the Company’s performance. Executive officers receive bonus compensation in the event certain specified corporate and individual performance measures are achieved. Compared to 2006 and prior years, Questcor now places greater emphasis on executive officers’ pay for performance, and, as a result, may experience greater variability in compensation during future periods.

In determining its recommendation with respect to an executive officer’s performance compensation, the Compensation Committee evaluates the Company’s and executive officer’s performance in a number of areas. The Company’s performance is measured on both a short-term and long-term basis, and performance compensation is linked to corporate and individual goals, the accomplishment of which could increase shareholder value. In July 2007, the Company revised its previously established objectives to determine individual bonus awards in light of its process to identify a new strategy. Specifically, a significant percentage of the bonus weighting was allocated to the identification and implementation of a new strategy for the Company. Individual bonus objectives for the executive officers were tailored for each executive officer in accordance with that executive officer’s roles within the Company.

At the conclusion of the year, the Compensation Committee and Board of Directors determine each executive officer’s level of attainment of his specific performance goals as well as the Company’s goals, then applies its judgment and adjusts the calculated amount. The adjustment accounts for other factors that impacted the Company’s performance and the executive’s role in those results. As a result, the Compensation Committee and Board of Directors use a quantitative approach to measure objective criteria, but exercise appropriate discretion in recommending and determining performance compensation. The Compensation Committee can recommend and the Board of Directors can approve bonuses in excess of or less than the previously established target bonuses or the amounts resulting from the attainment calculations. For 2007, the Board of Directors, based on the recommendation of the Compensation Committee, recognized the significant achievements of 2007 and the resulting large increase in Questcor’s market capitalization, in determining the bonus amounts awarded. In several cases, these amounts were greater than the target bonuses because the financial performance for 2007 far exceeded the Company’s financial goals for 2007. Specifically, Mr. Cartt, the Company’s Executive Vice President, Corporate Development, was awarded a bonus of $390,747 based on his extraordinary contributions across multiple functional areas within the Company to the Company’s identification and implementation of its new strategy, as well as the success of that strategy. Additionally, Mr. Medeiros, the Company’s Senior Vice President, Pharmaceutical Operations, was awarded a bonus of $229,860 based on his contributions to the Company’s identification and implementation of a new strategy, as well as the continued strong performance and ongoing importance of the Acthar manufacturing function to the Company’s continued success. Mr. Medeiros’ bonus was also increased in part due to the Compensation Committee’s and Board’s belief that his salary for 2007 was below market.

The Company’s Board of Directors, based on the recommendations of its Compensation Committee, approved bonus awards for 2007, at its regularly scheduled meeting in early February 2008, with such bonus awards being contingent on the satisfactory completion of the audit of the Company’s financial statements for the year ended December 31, 2007, by the Company’s independent auditor. While the bonus awards were paid in early March 2008, they were expensed in 2007 as they related to 2007 performance and are included in 2007 compensation in the Summary Compensation Table elsewhere in this Proxy Statement.

Long-Term Stock Based Incentive Awards

The Company believes that long-term stock based compensation helps drive long-term Company performance by aligning the interests of our executive officers with those of our shareholders. Long-term incentive compensation also facilitates retention of executive officers and other employees through long-term vesting and wealth accumulation. Our long-term incentive compensation program is broad-based, with all of our 32 employees as of December 31, 2007 participating in the program.

We generally use stock options for long-term incentive compensation, as we believe stock options align the interests of executive officers with the interests of shareholders by having value only if our stock price increases over time. Stock options are granted with exercise prices equal to the fair market value of our Common Stock and we do not re-price stock options. We also use performance-based restricted stock grants and performance-based stock option grants in specific circumstances, generally with performance vesting criteria tied to a specific project or financial accomplishment. We became eligible to issue restricted stock with time or performance-based vesting criteria in May 2006, when our shareholders approved our 2006 Equity Incentive Award Plan. Our Compensation Committee continues to examine our equity compensation practices and we may continue to utilize performance-based grants in the future to supplement time-based stock option awards.

The Compensation Committee and Board of Directors also take into account the price of the Company’s stock and the overall value of the grant when approving awards. We also consider the accounting impact of granting equity compensation, including the requirement to expense grant date fair value of options and restricted stock grants under SFAS 123(R).

Each year, the Compensation Committee and Board of Directors consider guidelines relating to the maximum number of stock options and restricted shares available for granting to all employees during that year. This amount, which is not binding on the Compensation Committee or the Board of Directors, varies from year to year, based on specific hiring and retention needs as well as competitive factors, but is generally about equal to 2% of our outstanding shares. Most of our grants vest over a four year period from the date of grant and unvested options are returned to the available pool of options if an employee leaves the Company. This approach is intended to result in the total option expense under SFAS 123(R) being no greater than approximately 10% of the Company’s net income. This percentage of net income is approximately equal to the average SFAS 123(R) expense for the peer group of companies listed above.

In February 2008, at its regularly scheduled meeting, the Company’s Board of Directors approved stock option grants to each of the executive officers under the 2006 Equity Incentive Award Plan. These stock options have an exercise price of $5.09 per share, the closing price of the Company’s common stock on the trading date immediately preceding the grant date. Each grant allows the executive officer to acquire shares of the Company’s common stock at the $5.09 exercise price over a specified period of time, up to 10 years. As such, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term. All of these stock options are subject to time-based vesting. Consistent with its practice to use performance-based restricted stock in lieu of stock options in connection with specific projects, the Company issued, in lieu of granting a stock option and in connection with a significant reduction of his target bonus for 2008, 166,028 shares of performance-based restricted stock to Dr. Halladay, the vesting of which is tied to certain performance criteria relating to the filing, review and approval process for our supplemental new drug application seeking FDA approval for Acthar for the treatment of infantile spasms.

These grants are not reflected in the compensation tables included elsewhere in this Proxy Statement, but are summarized below. The table below does not include Mr. Bailey, whose compensation is discussed under “CEO Compensation” below.

Named Executive Officer	Stock Options

George M. Stuart	65,000
Stephen L. Cartt	116,000
Steven C. Halladay	(1)
David J. Medeiros	80,000

(1)	Mr. Halladay was granted 166,028 shares of restricted stock, subject to performance-based vesting, in lieu of stock options and a portion of his 2008 target cash bonus.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, the Company provides its executive officers and other employees the following benefits and perquisites.

Medical Insurance.  The Company provides to each executive officer, the executive officer’s spouse and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other executive officers of the same level of employment. The Company pays 100% of the premiums for this insurance for all of its employees.

Life and Disability Insurance.  The Company provides each executive officer such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive officers of the same level of employment.

Defined Contribution Plan.  The Company offers a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to its eligible employees. The 401(k) Plan permits eligible employees to defer up to 60% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The plan allows for discretionary contributions by the Company. The Company matched employee contributions according to specified formulas and contributed $59,000 for the year ended December 31, 2007. The Company did not match employee contributions during the year ended December 31, 2006.

Stock Purchase Plan.  The Company’s Employee Stock Purchase Plan (the “ESPP”), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase Company stock on favorable terms. During 2007, ESPP participants could purchase shares at a price equal to 85% of the stock price on either the applicable quarterly purchase date or a date 12 months before such purchase date, whichever was lower. In February 2008, the Board of Directors, based on the recommendation of the Compensation Committee, changed how the ESPP was administered to provide for offering periods limited to three months that coincide with purchase periods. This change is effective with the next offering period that begins on September 1, 2008. To pay for the shares, each participant may authorize periodic payroll deductions between 1% and 15% of his base cash compensation, subject to certain limitations imposed by the Internal Revenue Code.

Commuting Expense Reimbursement.  In 2007 and 2006 certain of the Company’s executive officers commuted to work from other metropolitan areas and the Company provided reimbursement for certain commuting expenses, including coach air travel and related taxes.

CEO Compensation

As discussed above, the Company announced the departure of its former Chief Executive Officer in May 2007, and Mr. Bailey was appointed as Interim President. At the time of his initial appointment, the Company did not know how long it would require Mr. Bailey’s services. As such, the Company and Mr. Bailey established a short-term compensation package based on an estimated six-week tenure. Specifically, the Company agreed to pay Mr. Bailey $20,000, and granted him an option to purchase 80,000 shares of the Company’s Common Stock at an exercise price of $0.65, the Company’s stock price at the time of grant. As this package assumed a six-week term, the parties agreed that they would discuss additional compensation if Mr. Bailey served for a longer period of time. In July 2007, the Board of Directors, based on the recommendation of the Compensation Committee, approved a revised compensation package for Mr. Bailey, based on its understanding that Mr. Bailey would serve as Interim President for longer than six weeks. This package included a salary for Mr. Bailey equal to $29,166 per month, which was based on the compensation paid to the previous Chief Executive Officer, and a grant of a stock option to purchase 520,000 shares of the Company’s Common Stock at an exercise price of $0.44, the Company’s stock price at the time of grant. Of this grant, 320,000 options were subject to a 10 month vesting schedule and 200,000 shares were subject to performance vesting criteria related to the specific financial performance achievement goals related to the implementation of a new strategy. The Board of Directors felt that the achievement of these goals would significantly increase the shareholder value of Questcor. The Board of Directors also approved a bonus payment of $50,000, subject to the same performance vesting criteria as Mr. Bailey’s performance based stock option. The performance based stock option and bonus have vested in full.

In November 2007, the Company promoted Mr. Bailey to the position of President and Chief Executive Officer. At the time of the promotion, the Board of Directors, based on the recommendation of the Compensation Committee, decided to leave his compensation package unchanged and instead decided to consider his compensation in conjunction with its upcoming annual compensation review process for all of the Company’s executive officers. As a result of this process, Mr. Bailey, in February 2008, was awarded a bonus of $500,000 based on the Company’s success in identifying and implementing a new strategy and business model for Acthar, the positive results of that strategy and Mr. Bailey’s significant contributions to the Company’s success. Additionally, Mr. Bailey’s base salary for 2008 was set at $525,000 and his 2008 bonus target was set at 65% of his annual base salary. Mr. Bailey was also granted an option to purchase 500,000 shares of the Company’s Common stock at an exercise price of $5.09, the Company’s stock price at the time of grant. Mr. Bailey’s option vests over 48 months, subject to an initial one-year cliff period, and expires ten years following the date of grant. The Compensation Committee based its recommendation for Mr. Bailey’s compensation package on a review of the Company’s peer group as well as other available compensation survey data. The Compensation Committee and the Board of Directors also considered Mr. Bailey’s performance as Interim President and the Company’s significant operational and financial improvement during his tenure as Interim President.

The Company and Mr. Bailey currently are finalizing the terms of an employment agreement, which would provide Mr. Bailey with severance and change-of-control benefits.

Severance Arrangements

Each of the Company’s executive officers, other than Mr. Bailey, is party to an agreement that would provide certain benefits in the event of certain terminations of employment. Each agreement provides that, in the event the executive officer’s employment is terminated by the Company other than for cause or as a result of the executive officer’s disability, or the executive officer resigns his employment upon 30 days’ prior written notice to the Company following the removal of the executive officer’s title, he will be entitled to receive severance compensation totaling six months of base salary, if such termination occurs during his first three years of employment, or twelve months of base salary, if such termination occurs following his first three years of employment.

The term “cause” is defined as:

•	Executive officer’s habitual or material neglect of his assigned duties with the Company (other than by reason of disability), or intentional refusal to perform his assigned duties with the Company (other than by reason of disability), which continues uncured for thirty (30) days following receipt of written notice of such deficiency or “cause” event from the Board, specifying in detail the scope and nature of the deficiency or the “cause” event;

•	Executive officer’s act of dishonesty intended to result in his gain or personal enrichment;

•	Executive officer’s personally engaging in illegal conduct which causes material harm to the reputation of the Company or its affiliates;

•	Executive officer’s commission of a felony or gross misdemeanor directly relating to, executive’s act of dishonesty or fraud against, or his misappropriation of property belonging to, the Company or its affiliates;

•	Executive officer’s personally engaging in any act of moral turpitude that causes material harm to the reputation of the Company;

•	Executive officer’s intentional breach in any material respect of the terms of any nondisclosure agreement with the Company; or

•	Executive officer’s commencement of employment with another company while an employee of the Company without the prior consent of the Board.

In alignment with the Company’s compensation philosophy, each of the severance agreements are intended to be competitive within the Company’s industry and company size, and thus to attract highly qualified individuals and encourage them to remain employed by the Company.

Change of Control Arrangements

Each of the Company’s executive officers, other than Mr. Bailey, is party to an agreement that would provide certain benefits upon a change in control of the Company. Each agreement provides that in the event a change in control occurs and the executive officer’s employment with the Company is terminated involuntarily other than for cause, the Company shall pay the executive the sum of such executive officer’s annual salary and target bonus for the year in which such termination occurs, and one-hundred percent of such employee’s stock options under any plan of the Company that are then unvested and outstanding shall become vested and exercisable immediately prior to a change in control of the Company. The term “cause” is defined the same as in the severance agreements discussed above. The Company believes it is necessary to provide these change of control benefits to attract qualified officers. The Company also believes that these types of arrangements provide executive officers with a level of security in the event of a potential or actual change of control transaction allowing them to focus on their duties during such events.

Policies with Respect to Equity Compensation Awards

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for incentive stock options is determined by reference to the closing price per share on the Company’s trading exchange on the trading date immediately preceding the grant date. For non-qualified stock options, the Company’s historic practice has been to use the closing price on the date of grant.

Option awards under the compensation programs discussed above are generally made at regularly scheduled Board meetings. The Company may also make grants of equity incentive awards at the discretion of the Board of Directors in connection with the hiring of new executive officers.

Policies Regarding Tax Deductibility of Compensation

Section 162(m) of the U.S. federal tax code prevents us from taking a tax deduction for non-performance-based compensation in excess of $1 million in any fiscal year paid to the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Historically, the Company has generally not been profitable and has not considered it important to the Company to structure its compensation program in a manner that would render executive officer compensation exempt from Section 162(m). However, with the improved operational results following the implementation of the Company’s new strategy, the Compensation Committee is reviewing the Company’s compensation practices to determine what steps it should take to ensure that its executive officer compensation is exempt from Section 162(m).

Compensation Committee Interlocks and Insider Participation

Relationships and Independence of the Compensation Committee Members

Prior to his resignation from the Board of Directors in August 2007, Al Hansen served on the Compensation Committee. From November 1, 2004 to February 18, 2005, Mr. Hansen served as the Company’s Acting President and Chief Executive Officer. No member of the Compensation Committee was at any time during the 2007 fiscal year an officer or employee of Questcor. During 2007, no executive officer of Questcor served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of Questcor’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Questcor’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted on March 24, 2008, by the members of the Compensation Committee of the Board of Directors.

David Young, Ph.D., Chairman
Robert Rubin, M.D.
Virgil D. Thompson

Summary Compensation Table

The total compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer, each of the three most highly compensated executives other than the Chief Executive Officer and Chief Financial Officer is summarized as follows:

				Restricted		Non-Equity
Name and				Stock	Options	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total

Don M. Bailey	2007	$195,000	$500,000	$—	$174,393	$50,000	$—	$919,393
President and Chief Executive Officer
George M. Stuart	2007	$246,240	$50,000	$—	$82,682	$81,259	$3,255	$463,436
Senior Vice President, Finance and Chief Financial Officer	2006	$228,000	$—	$—	$42,197	$52,440	$48,331	$370,968
Stephen L. Cartt	2007	$274,990	$300,000	$23,984	$141,636	$90,747	$3,255	$834,612
Executive Vice President, Corporate Development	2006	$257,000	$—	$13,470	$89,960	$61,680	$—	$421,410
Steven Halladay, Ph.D.	2007	$280,000	$—	$—	$106,589	$92,400	$3,255	$482,244
Senior Vice President, Clinical and Regulatory Affairs
David J. Medeiros	2007	$242,000	$150,000	$—	$99,963	$79,860	$3,255	$575,078
Senior Vice President, Pharmaceutical Operations	2006	$220,000	$—	$—	$90,647	$70,000	$—	$380,647
James L. Fares(6)	2007	$135,289	$—	$—	$155,464	$67,123	$207,628	$565,504
Former President and Chief Executive Officer	2006	$315,000	$—	$16,838	$187,185	$118,125	$44,952	$682,100

(1)	Amounts represent the non-equity incentive compensation awarded to each Named Executive Officer above their target percentages that were based on the achievement of pre-established performance measures for the years reported. This compensation was awarded and paid after actual financial results for the years for which performance was measured were known early in the following year.

(2)	Amounts represent the fair value of restricted stock that was expensed in the years reported under Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”) which took effect on January 1, 2006. The fair value of restricted stock granted was estimated under the intrinsic value method.

(3)	Amounts represent the fair value of stock options that were expensed in the years reported under SFAS 123(R) which took effect on January 1, 2006. The fair value of options was estimated using the Black-Scholes option valuation model in accordance with the recognition provisions of SFAS 123(R). For a complete description of the valuation methodology and the assumptions used in the estimation, please refer to Note 11, “Preferred Stock and Shareholders’ Equity” to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2007 under “Equity Incentive Plans and Share-based Compensation Expense.” The actual number of awards granted is shown in the “Grants of Plan-Based Awards” table included in this filing.

(4)	Amounts represent the non-equity incentive compensation earned by each Named Executive Officer based on the achievement of pre-established performance measures for the years reported. This compensation was awarded and paid early in the following year after the actual financial results for the years for which performance was measured were known early in the following year.

(5)	Amounts reported include contributions to the 401(k) plans, reimbursement of commuting and medical expenses, reimbursement of taxes related to commuting expenses, payments associated with automobile leases and amounts related to group term life insurance. For Mr. Fares, the amount reported in 2007 includes severance in the amount of $183,876. In accordance with the Commission rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits was less than $10,000.

(6)	On May 21, 2007, the Company announced the departure of Mr. Fares as an executive officer of the Company.

Narrative to Summary Compensation Table

See Compensation Discussion and Analysis above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan Based Awards Table were paid or awarded and the criteria for such payment.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table sets forth certain information with respect to the non-equity, stock, and option awards granted during or for the fiscal year ended December 31, 2007 to each of the executives named.

			All
			Other	All Other
			Stock	Options
		Estimated Future	Awards:	Awards:	Exercise	Grant Date
		Payouts Under	Number of	Number of	or Base	Fair Value
		Non-Equity Incentive	Shares	Securities	Price of	of Stock
		Plan Awards(1)	of Stock	Underlying	Option	and Option
	Grant	Target	or Units	Options	Awards	Awards
Name	Date	($)	(#)	(#)	($/sh)	($)(2)

Don M. Bailey	5/20/07			80,000	0.65	38,904
	7/2/07			320,000	0.44	102,944
	7/2/07			200,000	0.44	74,060
George M. Stuart	2/9/07			140,000	1.37	145,194
	N/A	81,259
Stephen L. Cartt	2/9/07			120,000	1.37	124,452
	N/A	90,747
Steven Halladay, Ph.D.	N/A	92,400
David J. Medeiros	2/9/07			140,000	1.37	145,194
	N/A	79,860
James L. Fares(3)	2/9/07			400,000	1.37	414,840

(1)	The amounts shown reflect the 2007 non-equity target compensation awarded to the Company’s executives.

(2)	Amounts represent the fair value of stock options and restricted stock that were expensed in 2007 under SFAS 123(R) which took effect on January 1, 2006. The fair value of options was estimated using the Black-Scholes option valuation model in accordance with the recognition provisions of SFAS 123(R). For a complete description of the valuation methodology and the assumptions used in the estimation, please refer to Note 11, “Preferred Stock and Shareholders’ Equity” to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2007 under “Equity Incentive Plans and Share-based Compensation Expense.”

(3)	On May 21, 2007, the Company announced the departure of Mr. Fares as an executive officer of the Company.

Narrative to Grants of Plan Based Awards Table

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options and restricted stock grants.

Except for performance based options and Mr. Bailey’s grants dated July 2, 2007, all stock option grants vest over forty-eight months beginning on the grant date, subject to a one year cliff such that no stock options vest until the first anniversary of grant date at which time 25% of such options vest.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock and stock options held by the named executive officers of the Company as of December 31, 2007. All outstanding equity awards are in shares of the Company’s Common Stock.

	Option Awards						Stock Awards
				Equity
				Incentive				Market		Market or
				Plan			Number	Value of		Payout
				Awards:			of Shares	Shares or	Number of	Value of
	Number of	Number of		Number of			or Units	Units of	Unearned	Unearned
	Securities	Securities		Securities			of Stock	Stock	Shares	Shares
	Underlying	Underlying		Underlying			That	That	That	That
	Unexercised	Unexercised		Unexercised	Option		Have	Have	Have	Have
	Options	Options		Unearned	Exercise	Option	Not	Not	Not	Not
	Exercisable	Unexercisable		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)		(#)	($)	Date	(#)	($)	(#)	($)

Don M. Bailey	27,395	15,105	(1)		1.74	5/17/16
	20,937	11,563	(1)		1.47	12/31/16
	80,000				0.65	5/19/17
	160,000	160,000	(2)		0.44	7/1/17
	200,000				0.44	7/1/17
George M. Stuart	225,000	175,000	(3)		0.50	9/26/15
	45,833	54,167	(3)		0.98	2/26/16
		140,000	(3)		1.37	2/08/17
Stephen L. Cartt	412,499	187,501	(3)		0.46	3/07/15	42,603	245,819
	68,750	81,250	(3)		0.98	2/26/16
	43,749	56,251	(3)		1.43	3/22/16
		120,000	(3)		1.37	2/08/17
Steven Halladay, Ph.D.	145,833	354,167	(3)		1.10	10/15/16
David J. Medeiros	200,000				1.02	6/08/13
	27,804				0.60	12/10/13
	28,750	1,250	(3)		0.89	2/23/14
	13,542	4,688	(3)		0.44	9/16/14
	68,750	31,250	(3)		0.51	3/28/15
	55,000	65,000	(3)		0.98	2/26/16
	20,000			20,000	1.77	7/27/16
		140,000	(3)		1.37	2/08/17

(1)	Options vest monthly over 48 months from the date of grant.

(2)	Options vest monthly over 10 months from the date of grant.

(3)	Options vest monthly over 48 months from the date of grant. The options have a 12 month cliff, whereby no options vest until after the twelfth month from the date of grant.

Option Exercises and Stock Vested During Fiscal Year 2007

The following table provides information on all stock option exercises and vesting of restricted stock awards held by the named executive officers of the Company as of December 31, 2007.

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Don M. Bailey
George M. Stuart	38,000	204,831
Stephen L. Cartt			14,202	7,527
Steven Halladay, Ph.D.
David J. Medeiros
James L. Fares(1)

(1)	On May 21, 2007, the Company announced the departure of Mr. Fares as an executive officer of the Company.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments and benefits to the Company’s named executive officers upon termination of employment without cause or under a change in control. The table below reflects benefits to the Company’s named executive officers assuming their employment was terminated on the last day of the Company’s reporting period, December 31, 2007, in accordance with the Commission’s rules.

		Termination Without Cause
		Without Change of	Without Change of
		Control	Control
		Within 3 Years of	After 3 Years of	With Change of
Officers	Benefits	Employment	Employment	Control(1)

George M. Stuart	Salary	$123,120	$246,240	$246,240
	Bonus	—	—	81,259
	Option Acceleration(2)	—	—	1,797,710

	Total	$123,120	$246,240	$2,125,209

Stephen L. Cartt	Salary	$137,495	$274,990	$274,990
	Bonus	—	—	90,747
	Option Acceleration(2)	—	—	2,402,766

	Total	$137,495	$274,990	$2,768,503

Steven Halladay, Ph.D.	Salary	$140,000	$280,000	$280,000
	Bonus	—	—	92,400
	Option Acceleration(2)	—	—	1,653,960

	Total	$140,000	$280,000	$2,026,360

David J. Medeiros	Salary	N/A	$242,000	$242,000
	Bonus	—	—	79,860
	Option Acceleration(2)	—	—	1,202,812

	Total		$242,000	$1,524,672

(1)	The Company assumed the termination or a change in control took place on December 31, 2007, and the potential payments upon termination were calculated based on the terms of the most current agreements with the officers.

(2)	The value of accelerated vesting of options and restricted stock was estimated under the intrinsic method. The closing price of the Company’s stock on December 31, 2007 was compared to the exercise prices to determine the spread for each option or share of restricted stock, and the spread was applied to the “in-the-money” options and shares of restricted stock that were unvested as of December 31, 2007. For the purpose of this calculation, the Company used $5.77 per share which was the closing price on the last business day of the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board adopted a Related Party Transaction Policy which is administered by the Audit Committee. This is a written policy which applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $25,000 and a related person has a direct or indirect material interest. Under the Policy, all such transactions shall be presented to the Audit Committee for review and approval in advance of such transactions. If it is not feasible to obtain advance approval of a related party transaction, such transactions shall be subject to Audit Committee ratification and the Company may enter into such transactions prior to obtaining Audit Committee approval only if the terms of such transactions allow them to be rescinded at no cost to the Company in the event they are not ratified by the Audit Committee. Any material change to an approved related party transaction shall be subject to further approval or ratification by the Audit Committee.

PROPOSAL 2

AMENDMENT TO 2003 EMPLOYEE STOCK PURCHASE PLAN

General

Our 2003 Employee Stock Purchase Plan (the “ESPP”) provides our employees the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP was originally adopted by the Board of Directors on January 24, 2003 and approved by our shareholders on May 12, 2003. It was amended by the Board of Directors on February 27, 2006 and our shareholders on May 18, 2006.

Summary of Changes to the ESPP

In February 2008, our Board approved an amendment to the ESPP, subject to shareholder approval, that would increase the number of shares authorized for issuance under the ESPP by 500,000 shares. Should the additional shares be approved by the shareholders, this amendment will bring the total shares available for issuance under the ESPP, including shares previously issued, to 2,900,000 shares. As of February 29, 2008, there were 602,901 shares available for future issuance under the ESPP (before giving effect to the proposed 500,000 share increase). In April 2008, our Board further amended the ESPP, subject to shareholder approval, to reduce the maximum offering period under the ESPP from 27 months to 6 months and to no longer allow employees the ability to increase their payroll contributions to the ESPP during an offering period. Proposal Two seeks shareholder approval of the amendment to Questcor’s ESPP in order to increase the number of shares available for issuance thereunder by 500,000, to reduce the maximum time for an offering period from 27 months to 6 months and to eliminate the ability of employees to increase their payroll contributions during an offering period.

An amended and restated ESPP incorporating these changes is attached hereto as Exhibit A.

Our Board, as Administrator of the ESPP, has also made administrative changes to how the ESPP operates which do not require shareholder approval. Our Board has discretionary authority to determine the duration of offering periods subject to the maximum offering period permitted under the ESPP. While the ESPP was administered to provide for 12 month offering periods in 2007 and part of 2008, the Board reduced the offering period from 12 months to 3 months effective September 1, 2008.

We believe that the ESPP plays a key role in our ability to recruit, reward and retain employees. Companies like Questcor have historically used stock purchase plans as an important part of recruitment and retention packages. We compete directly with other companies for experienced personnel and believe that we must be able to offer comparable packages to attract the caliber of individuals necessary to our business. Our Board has determined that the changes to the ESPP and the changes to how the ESPP is administered outlined above better align the needs of our employees with the interests of our shareholders.

Summary of the ESPP

Purpose of the ESPP

The purpose of the ESPP is to provide all of our employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

The ESPP is administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the ESPP are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.

Eligibility

Any person who is customarily employed by us on the offering date, for at least 20 hours per week and more than five months in any calendar year, is eligible to participate in the ESPP. Eligible employees become participants in the ESPP by delivering to us a participation agreement authorizing payroll deductions prior to the applicable enrollment date. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the plan until the commencement of the next offering period.

As of March 1, 2008, 33 employees were eligible to participate in the ESPP.

Offering Periods

After the change to the ESPP described in this proxy, the Board of Directors has the ability as administrator of the plan to set offering periods of up to 6 months. The current offering period is 12 months and includes 3-month purchase periods within the offering period that commence on March 1, June 1, September 1, and December 1. The current offering period terminates on August 29, 2008. The Board of Directors, as Administrator of the ESPP, may alter the duration of the offering periods without shareholder approval. Effective September 1, 2008, offering periods will be 3 months in duration and will coincide with the purchase periods.

Purchase Price

Generally, the purchase price per share at which shares are sold under the ESPP is the lower of 85% of the fair market value of a share of our common stock on the first day of each offering period or 85% of the fair market value of a share of our common stock on the last day of each three month purchase period during the current offering period that terminates on August 29, 2008 or on the last day of each three month offering period for each new offering period commencing after August 29, 2008 (the “Exercise Date”). The fair market value of a share of our common stock on a given date is generally the closing sales price as reported on the AMEX on the trading day immediately preceding such date. On April 4, 2008, the closing selling price per share of common stock as reported on the AMEX was $4.33. The current offering period purchase price is approximately $0.48 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the offering period. No eligible employee may purchase stock under the ESPP if all of the employee’s rights granted under all “employee stock purchase plans” of the Company and its affiliates, as defined by Section 423(b)(8) of the Internal Revenue Code of 1986, as amended (the “Code”), exceeds $25,000 per calendar year. Additionally, the ESPP is administered by the Board of Directors to not allow employees to purchase more than 40,000 shares in any single offering period. Payroll deductions commence on the first payroll following the offering date. Under the current offering that terminates on August 29, 2008, a participant may discontinue his or her participation in the ESPP or may decrease the rate of payroll deductions at any time and may increase the rate of payroll deductions after each three month purchase period during the twelve-month offering period. Effective September 1, 2008, participants will not have the ability to increase their rate of payroll deductions during an offering period, should the shareholders approve the amendment to the ESPP as described in this proxy.

All payroll deductions are credited to the participant’s account under the ESPP and are deposited with the general funds of Questcor. All payroll deductions received or held by us may be used for any corporate purpose.

Purchase of Stock; Exercise of Option

By executing a participation agreement to participate in the ESPP, each employee is in effect granted an option to purchase shares of our common stock on each Exercise Date during the offering period. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing the amount of the participant’s total payroll deductions accumulated prior to such Exercise Date by the applicable purchase price. Unless a participant withdraws from the ESPP, such participant’s option for the purchase of shares will be exercised automatically on the Exercise Date for the maximum number of shares at the applicable price.

Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of the option, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of our company or of a parent or of any of its subsidiaries (including stock which may be purchased under the ESPP), nor shall any employee be granted an option that would permit the employee to purchase pursuant to the ESPP more than $25,000 worth of stock, based on the fair market value of the common stock on the offering dates, in any calendar year.

Withdrawal

A participant may withdraw all of, but not less than all of, the payroll deductions credited to his or her account at any time by giving written notice to Questcor. Any such withdrawal by the participant of payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering.

Termination of Employee

Termination of a participant’s employment or eligibility for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

In the event any change is made in our capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of our common stock without receipt of consideration, appropriate adjustments will be made by the Board of Directors in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by our shareholders.

Amendment and Termination of the ESPP

The Board of Directors may at any time, with limited exceptions, amend the ESPP; except that such amendment shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the ESPP without prior approval of our shareholders if such amendment would constitute an amendment for which shareholder approval is required under the federal securities laws or the Code.

Purchases Under the ESPP

As of April 4, 2008, a total of 1,797,099 shares of our common stock have been issued pursuant to the ESPP, and 602,901 shares remained available for issuance (before giving effect to the 500,000 share increase being presented to the shareholders pursuant to this Proposal Two for approval at the annual meeting).

Certain Federal Income Tax Information

The following is a brief summary of the effect of federal income taxation upon the participant and our company with respect to the shares purchased under the ESPP. This summary does not purport to be complete and it does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, it is intended that no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will generally recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will generally be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price (the “Purchase Date Spread”). The amount of the Purchase Date Spread will be required to be reported as ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the amendment to the ESPP. Abstentions will have the effect of a vote “against” the amendment to the ESPP. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of Questcor and its shareholders to approve the Amendment to the ESPP in order to attract, retain and motivate qualified employees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE AMENDMENT TO QUESTCOR’S 2003 EMPLOYEE
STOCK PURCHASE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2008, and has further directed that management submit the selection of this independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of OUM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of OUM as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of OUM to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of OUM. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by OUM for the audit of the Company’s financial statements for the year ended December 31, 2007 and December 31, 2006 and fees billed for other services rendered by OUM during those periods.

	2007	2006

Audit Fees	$202,250	$227,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$202,250	$227,000

Audit fees include the audit of the Company’s annual financial statements presented in the Company’s Annual Report on Form 10-K, reviews of interim financial statements presented in the Company’s Quarterly Reports on Form 10-Q and accounting, reporting and disclosure consultations related to those audits and fees related to consents and reports in connection with regulatory filings.

The Company’s Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of OUM, and has concluded that the provision of such services to the degree utilized is compatible with maintaining the independence of the Company’s registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All fees of OUM for the year ended December 31, 2007 were approved by the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
SELECTION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT

Questcor’s Annual Report on Form 10-K for the year ended December 31, 2007 (without exhibits), is being forwarded to each shareholder with this proxy statement. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

By Order of the Board of Directors,

Michael H. Mulroy
Secretary

Union City, California,
April 21, 2008

Exhibit A

QUESTCOR PHARMACEUTICALS, INC.
Amended and Restated
Employee Stock Purchase Plan

1.	Purpose.

(a) The purpose of the 2003 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a Committee composed of two (2) or more members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	Shares Subject to the Plan.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Two Million Nine Hundred Thousand (2,900,000) shares of the Company’s common stock, no par value (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	Grant of Rights; Offering.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed six (6) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lesser exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.	Eligibility.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee (or fifteen percent (15%) in the absence of any designation) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and may also include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), but not increase, such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	Exercise.

(a) On each Purchase Date specified in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering document specifically provides otherwise. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than six (6) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Covenants of the Company.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	Rights as a Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.	Adjustments upon Changes in Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, reclassification, recapitalization, stock dividend, dividend in property other than cash, stock split, reverse stock split, split-up, spin-off, repurchase, liquidating dividend, combination of shares, exchange of shares, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase securities of the Company, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation, but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership

(within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated, (iv) all outstanding rights shall terminate without being exercised, or (v) all outstanding rights shall be purchased for an amount of cash equal to the amount that could have been obtained upon the exercise of such rights had such rights been currently exercisable, or the replacement of such rights with other rights or property selected by the Board.

(c) No adjustment or action described in this Section 12 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

13.	Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any NASDAQ or securities exchange requirements.

(b) The Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Termination or Suspension of the Plan.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

PROXY
QUESTCOR PHARMACEUTICALS, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Shareholders — May 29, 2008
          The undersigned hereby nominates, constitutes and appoints Don Bailey and George Stuart, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Questcor Pharmaceuticals, Inc. which the undersigned is entitled to represent and vote at the 2008 Annual Meeting of Shareholders to be held on May 29, 2008 at 8:30 a.m. local time at the corporate offices of Questcor Pharmaceuticals, Inc., 3260 Whipple Road, Union City, California 94587, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 and 3.
1.	ELECTION OF DIRECTORS:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except		to vote for all nominees listed below
as marked to the contrary below)
Election of the following nominees as directors: Don M. Bailey, Neal C. Bradsher, Stephen C. Farrell, Virgil D. Thompson, and David Young.
(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	APPROVAL OF AN AMENDMENT OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 500,000 SHARES, TO REDUCE THE MAXIMUM TIME FOR AN OFFERING PERIOD FROM 27 MONTHS TO 6 MONTHS AND TO ELIMINATE THE ABILITY OF EMPLOYEES TO INCREASE THEIR PAYROLL CONTRIBUTIONS DURING AN OFFERING PERIOD:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF THE SELECTION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF.
IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE AMENDMENT OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN AND “FOR” RATIFICATION OF THE SELECTION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP.

Date , 2008

(Signature of shareholder)

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.